[LETTERHEAD OF PRUDENTIAL FINANCIAL]

News Release

For Immediate Release	Contact: Bob DeFillippo
October 3, 2002	973 802-4149

Prudential Financial, Inc. Explores Options
for its Personal Lines Business

Newark, NJ — Prudential Financial, Inc. (NYSE:PRU) today announced that it is circulating information about its personal lines property and casualty business to other companies to assess interest in its potential sale. Prudenital had previously said that it was exploring options concerning the future of this business. The company stressed that it is exploring several alternatives and that it has not made a final decision.

Prudential Financial companies, with approximately $557 billion in total assets under management and administration as of June 30, 2002, serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises and relocation services. For more information, visit www.prudential.com.

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